Exhibit 10.2

INVESTOR RIGHTS AGREEMENT

THIS INVESTOR RIGHTS AGREEMENT (as it may be amended, supplemented or restated from time to time in accordance with its terms, this “Investor Rights Agreement”), dated as of October 12, 2022 (the “Effective Date”), is made by and among (i) Clean Earth Acquisitions Corp., a Delaware corporation (“PubCo”); (ii) Clean Earth Acquisitions Sponsor, LLC, a Delaware limited liability company (“Sponsor”); (iii) Alternus Energy Group Plc, a public limited company incorporated under the laws of Ireland (“Seller”); and (iv) each other Person who executes a joinder as an “Other Holder” (collectively, the “Other Holders”). Each of PubCo, Sponsor, Seller and the Other Holders may be referred to herein as a “Party” and collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, PubCo has entered into that certain Business Combination Agreement, dated as of the Effective Date (as it may be amended, supplemented or restated from time to time in accordance with the terms of such agreement, the “Business Combination Agreement”), by and among PubCo, Seller and Clean Earth Acquisitions Sponsor, LLC, a Delaware limited liability company, in its capacity as the representative of PubCo and solely for purposes of Section 2.05 thereto in connection with the business combination (the “Business Combination”) set forth in the Business Combination Agreement;

WHEREAS, pursuant to the Business Combination Agreement, Seller will sell to PubCo, and PubCo will purchase from Seller, the Purchased Shares;

WHEREAS, PubCo and Sponsor entered into that certain Registration Rights Agreement, dated as of February 23, 2022 (the “Original RRA”);

WHEREAS, in connection with the execution of this Investor Rights Agreement, PubCo, Sponsor desires to terminate the Original RRA and replace it with this Investor Rights Agreement; and

WHEREAS, on the Effective Date, the Parties desire to set forth their agreement with respect to governance, registration rights and certain other matters, in each case in accordance with the terms and conditions of this Investor Rights Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Investor Rights Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

Article I
DEFINITIONS

Section 1.1 Definitions. As used in this Investor Rights Agreement, the following terms shall have the following meanings:

“AAA” has the meaning set forth in Section 5.7(b).

“Action” has the meaning set forth in Section 5.13(a).

“Adverse Disclosure” means any public disclosure of material non-public information, which (a) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any Prospectus and any preliminary Prospectus, in the light of the circumstances under which they were made) not misleading, (b) would not be required to be made at such time if the Registration Statement were not being filed, and (c) would reasonably be expected to have a material adverse effect on PubCo and (x) PubCo has a bona fide business purpose for preserving the confidentiality of such information and (y) failure to disclose such information renders PubCo unable to comply with SEC requirements, in each case under circumstances that would make it impractical or impossible to cause the Registration Statement (or such filings) to become effective or to promptly amend or supplement the Registration Statement on a post-effective basis, as applicable.

“Affiliate” of any particular Person means any other Person that directly, or indirectly through one or more of its intermediaries, controls, is controlled by or under common control with such particular Person, where “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise.

“Automatic Shelf Registration Statement” has the meaning set forth in Rule 405 promulgated by the SEC pursuant to the Securities Act.

“Beneficially Own” has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

“Board” means the board of directors of PubCo.

“Business Combination” has the meaning set forth in the Recitals.

“Business Combination Agreement” has the meaning set forth in the Recitals.

“Business Day” means any day except a Saturday, a Sunday or any other day on which commercial banks are required or authorized by Law to close in New York, New York or Dublin, Ireland.“Cause” means the Holder’s fraud, gross negligence, recklessness, bad faith, intentional breach, willful misconduct or violation of any Laws applicable to this Investor Rights Agreement.

“Claim” has the meaning set forth in Section 3.6(a).

“Closing” has the meaning given to such term in the Business Combination Agreement.

“Closing Date” has the meaning given to such term in the Business Combination Agreement.

“Common Shares” means shares of Class A Common Stock of PubCo, par value $0.0001 per share, including (i) any shares of Class A Common Stock issuable upon the exercise of any warrant or other right to acquire shares of Class A Common Stock and conversion of the Class B Common Stock of PubCo, and (ii) any Equity Securities of PubCo that may be issued or distributed or be issuable with respect to such shares of Class A Common Stock by way of conversion, dividend, share split, share sub-division or other distribution, merger, consolidation, exchange, recapitalization or reclassification or similar transaction.

“Confidential Information” has the meaning set forth in Section 2.7.

“Demand Delay” has the meaning set forth in Section 3.2(a)(i).

“Demand Initiating Holders” has the meaning set forth in Section 3.2(a).

“Demand Period” has the meaning set forth in Section 3.2(c).

“Demand Registration” has the meaning set forth in Section 3.2(a).

“Demand Registration Notice” has the meaning set forth in Section 3.2(a).

“Distribution” means a distribution, however structured (including through dissolution), by any Holder of Equity Securities of PubCo to such Holder’s limited partners, members or equityholders (as applicable).

“Effective Date” has the meaning set forth in the Preamble.

“Entity” means a Person that is not a natural Person.

“Equity Securities” means, with respect to any Person, all of the shares of capital stock, shares or equity of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock, shares or equity of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock, shares or equity of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares or equity (or such other interests), restricted stock or restricted share awards, restricted stock or restricted share units, equity appreciation rights, phantom equity rights, profit participation and all of the other ownership or profit interests of such Person (including partnership or member interests therein), whether voting or nonvoting.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto, as the same shall be in effect from time to time.

“Family Member” means with respect to any Person, a spouse, lineal descendant (whether natural or adopted) or spouse of a lineal descendant of such Person or any trust created for the benefit of such Person or of which any of the foregoing is a beneficiary.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Governmental Entity” means (i) any federal, national, supranational, foreign, state, provincial, local, county, municipal or other government, (ii) any governmental, regulatory or administrative authority, agency, department, bureau, board, commission or official, (iii) any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority, (iv) any court, tribunal, judicial or arbitral body or arbitrator (public or private), or (v) any Self-Regulatory Organization; provided that in each case to the extent that the rules, regulations or orders of such body or authority have the force of Law.

“Holder” means any holder of Registrable Securities who is a Party to, or who succeeds to rights under, this Investor Rights Agreement pursuant to Section 5.1; provided, that a Party who does not hold Registrable Securities as of the Closing Date and who acquires Registrable Securities after the Closing Date will become a Holder upon PubCo receiving a representation in writing from such Party confirming the number of Registrable Securities it holds.

“Holder Indemnitees” has the meaning set forth in Section 5.13(a).

“Indemnification Sources” has the meaning set forth in Section 5.13(c).

“Indemnified Liabilities” has the meaning set forth in Section 5.13(a).

“Indemnified Party” has the meaning set forth in Section 3.6(c).

“Indemnitee-Related Entities” has the meaning set forth in Section 5.13(c).

“Insider Letter Agreement” means that certain Insider Letter Agreement, dated February 23, 2022, by and among Sponsor, PubCo and the other parties thereto identified therein.

“Investor Rights Agreement” has the meaning set forth in the Preamble.

“Independent Director” means an individual who qualifies as “independent” as such term is used in the NASDAQ rules.

“Laws” means any laws (statutory, common or otherwise), acts, statutes, constitutions, treaties, directive, executive order, injunction, judgment, decree, ordinances, codes, rules, regulations or rulings of a Governmental Entity. All references to “Laws” shall be deemed to include any amendments thereto, and any successor Law, unless the context otherwise requires.

“Lock-Up Period” means the period commencing on the Closing Date and ending on the date falling twelve (12) months following the Closing Date.

“Lock-Up Shares” has the meaning set forth in Section 4.1.

“Market Stand-Off Period” has the meaning set forth in Section 3.10.

“Marketed” means an Underwritten Shelf Take-Down or other Underwritten Offering, as applicable, that involves the use or involvement of a customary “road show” (including an “electronic road show”) or other public marketing or general advertising effort by Underwriters.

“Marketed Underwritten Shelf Take-Down” has the meaning set forth in Section 3.1(d)(iii).

“Maximum Offering Size” has the meaning set forth in Section 3.2(d).

“Necessary Action” means, with respect to any Party and a specified result, all actions (to the extent such actions (a) are not prohibited by applicable Law and are within such Party’s control, (b) do not directly conflict with any rights expressly granted to such Party in this Investor Rights Agreement or the Business Combination Agreement and (c) are necessary, in the case of any action that requires a vote or other action on the part of the Board (to the extent such action is consistent with fiduciary duties that PubCo’s directors may have in such capacity), to cause such result, including, but not limited to, (i) calling extraordinary general meetings of PubCo, (ii) voting or providing a written consent or proxy, if applicable in each case, with respect to Common Shares, (iii) causing the adoption of shareholders’ resolutions and amendments to the Organizational Documents, (iv) executing agreements and instruments, (v) making, or causing to be made, with Governmental Entities, all filings, registrations or similar actions that are required to achieve such result and (vi) nominating or appointing certain Persons (including to fill vacancies) and providing the highest level of support for election of such Persons to the Board in connection with the annual general meeting or extraordinary general meeting of PubCo.

“Non-Marketed” means an Underwritten Shelf Take-Down that is not a Marketed Underwritten Shelf Take-Down.

“Organizational Documents” means, with respect to a Person that is not an individual, its articles of incorporation, certificate of incorporation, certificate of formation, bylaws, memorandum and/or articles of incorporation, operating agreement, certificate of limited partnership, partnership agreement and/or similar documents, instruments or certificates executed, adopted or filed in connection with the creation, formation, incorporation or organization of such Person, including any amendments thereto.

“Original RRA” has the meaning set forth in the Recitals.

“Other Holders” has the meaning set forth in the Preamble.

“Party” has the meaning set forth in the Preamble.

“Permitted Transferee” means with respect to any Person, (i) any Family Member of such Person (or to a trust, the beneficiary of which is a Family Member of such Person), (ii) any Affiliate of such Person, (iii) any Affiliate of any Family Member of such Person (excluding any Affiliate under this clause (iii) who operates or engages in a business which competes with the business of PubCo and its Subsidiaries), (iv) a charitable organization, (v) any direct or indirect limited partners, members or equity holders of such Person (including via distribution or dissolution) and (vi) any Person that a Party is permitted to Transfer such Person’s Lock-Up Shares under the Insider Letter Agreement and the Private Placement Units Purchase Agreement.

“Person” means and includes an individual, a partnership (general or limited), a joint venture, a corporation, a company, a trust, an estate, a limited liability company, an association, a joint-stock company, an unincorporated organization, a Governmental Entity or other entity.

“Piggyback Registration Notice” has the meaning set forth in Section 3.3(a)(i).

“Principal Parties” means each of Sponsor and Seller.

“Private Placement Securities” means those units of PubCo issued to Sponsor pursuant to the Private Placement Units Purchase Agreement, including the shares of Class A Common Stock of PubCo underlying such units, the warrants to purchase Class A Common Stock of PubCo underlying such units and the shares of Class A Common Stock of PubCo underlying such warrants.

“Private Placement Units Purchase Agreement” means that certain Private Placement Units Purchase Agreement, dated February 23, 2022, by and between PubCo and Sponsor.

“Proceeding” has the meaning set forth in Section 5.7(b).

“Prospectus” means the prospectus included in any Registration Statement, all amendments (including post-effective amendments) and supplements to such prospectus, and all material incorporated by reference in such prospectus.

“PubCo” has the meaning set forth in the Preamble.

“Ratner” means Aaron Ratner, an individual, who is a director of PubCo at the Closing.

“Registrable Securities” means (a) any Common Shares, (b) any Warrants or any Common Shares issued or issuable upon the exercise thereof and (c) any Equity Securities of PubCo or any Subsidiary of PubCo that may be issued or distributed or be issuable with respect to the securities referred to in clauses (a) or (b) by way of conversion, dividend, share split, share sub-division or other distribution, merger, consolidation, exchange, recapitalization or reclassification or similar transaction, in each case held directly or indirectly by Sponsor, Seller or the Other Holders, or in each case, any of their respective Permitted Transferees; provided, that such securities shall cease to be Registrable Securities when: (i) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (ii) such securities shall have been otherwise lawfully transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by PubCo and subsequent public distribution of such securities shall not require registration under the Securities Act; (iii) such securities shall have ceased to be outstanding; (iv) such securities have been sold without registration pursuant to Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the SEC); or (v) such securities have been lawfully sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.

“Registration” means a registration, including any related Shelf Take-Down, effected by preparing and filing a registration statement, prospectus or similar document in compliance with the requirements of the Securities Act, and such registration statement becoming effective.

“Registration Expenses” means the out-of-pocket expenses of a Registration or other Transfer pursuant to the terms of this Investor Rights Agreement, including (a) all SEC or stock exchange registration and filing fees (including, if applicable, the fees and expenses of any “qualified independent underwriter,” as such term is defined in Rule 5121 of FINRA (or any successor provision)), (b) all fees and expenses of complying with securities or blue sky laws (including reasonable fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of the Registrable Securities), (c) all printing, messenger and delivery expenses, (d) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange and all rating agency fees, (e) the fees and disbursements of counsel for PubCo and of its independent public accountants, including the expenses of any special audits and/or comfort letters required by or incident to such performance and compliance, (f) any fees and disbursements of Underwriters customarily paid by the issuers or sellers of securities, including liability insurance if PubCo so desires or if the Underwriters so require, and the reasonable fees and expenses of any special experts retained in connection with the requested registration, but excluding underwriting discounts and commissions and transfer taxes, if any, (g) the reasonable and documented fees and out-of-pocket expenses of one counsel for all of the Holders participating in such Registration or other Transfer, selected by such Holders that own a majority of the Registrable Securities participating in such Registration or other Transfer and (h) the costs and expenses of PubCo relating to analyst and investor presentations or any “road show” undertaken in connection with the Registration and/or marketing of the Registrable Securities (including the expenses of the Holders).

“Registration Statement” means any registration statement that covers the Registrable Securities pursuant to the provisions of this Investor Rights Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Representatives” means, with respect to any Person, any of such Person’s officers, directors, employees, contractors, agents, attorneys, accountants, actuaries, consultants, financial advisors, or any other Person acting on behalf of such Person(s).

“Rules” has the meaning set forth in Section 5.7(b).

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and any successor thereto, as the same shall be in effect from time to time.

“Self-Regulatory Organization” means any securities exchange, futures exchange, contract market, any other exchange or corporation or similar self-regulatory body or organization applicable to a Party.

“Shared Representative” has the meaning set forth in Section 2.7.

“Shelf Holder” means any Holder that owns Registrable Securities that have been registered on a Shelf Registration Statement.

“Shelf Registration” means a registration of securities pursuant to a Registration Statement filed with the SEC in accordance with and pursuant to Rule 415 promulgated under the Securities Act.

“Shelf Registration Statement” means a Registration Statement of PubCo filed with the SEC on either (a) Form S-3 (or any successor form or other appropriate form under the Securities Act) or (b) if PubCo is not permitted to file a Registration Statement on Form S-3, a Registration Statement on Form S-1 (or any successor form or other appropriate form under the Securities Act), in each case for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act covering the Registrable Securities, as applicable.

“Shelf Suspension” has the meaning set forth in Section 3.1(c).

“Shelf Take-Down” means any offering or sale of Registrable Securities initiated by a Shelf Take-Down Initiating Holder pursuant to a Shelf Registration Statement.

“Shelf Take-Down Initiating Holders” means the Holders holding at least ten percent (10%) of the Registrable Securities or the holders of a majority of the Registrable Securities then owned by Sponsor and its Permitted Transferees.

“Sponsor” has the meaning set forth in the Preamble.

“Sponsor Director” has the meaning set forth in Section 2.1.

“Subscription Agreements” has the meaning given to such term in the Business Combination Agreement.

“Subsequent Shelf Registration” has the meaning set forth in Section 3.1(b).

“Subsidiary” means, with respect to any Person, (i) any Entity of which a majority of the total voting power entitled to vote in the appointment or election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, or (ii) any partnership, limited liability company, association or other Entity of which a majority of the partnership, limited liability company or other similar ownership interest is at the time owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person or a combination thereof. For purposes of this definition, a Person is deemed to have a majority ownership interest in a partnership, limited liability company, association or other Entity if such Person is allocated a majority of the gains or losses of such partnership, limited liability company, association or other Entity or controls the managing member, manager or general partner or similar position of such partnership, limited liability company, association or other Entity.

“Take-Down Participation Notice” has the meaning set forth in Section 3.1(d)(iv)(C).

“Take-Down Tagging Holder” has the meaning set forth in Section 3.1(d)(iv)(B).

“Transfer” means, when used as a noun, any voluntary or involuntary, direct or indirect, transfer, assignment, sale, pledge, encumbrance, mortgage, or hypothecation, distribution or other disposition by the Transferor (whether by operation of law or otherwise) and, when used as a verb, the Transferor voluntarily or involuntarily, directly or indirectly, transfers, assigns, sells, offers to sell, pledges, encumbers, mortgages or hypothecates, grants any options to purchase or otherwise dispose of, distributes or otherwise disposes of (whether by operation of law or otherwise), including, in each case, (a) the establishment or increase of a put equivalent position or liquidation with respect to, or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security or (b) entry into any swap or other arrangement that transfers to another Person, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise. The terms “Transferee,” “Transferor,” “Transferred,” and other forms of the word “Transfer” shall have the correlative meanings.

“Underwriter” means any investment banker(s) and manager(s) appointed to administer the offering of any Registrable Securities in an Underwritten Offering.

“Underwritten Offering” means a Registration in which securities of PubCo are sold to an Underwriter for distribution to the public.

“Underwritten Shelf Take-Down” has the meaning set forth in Section 3.1(d)(ii)(A).

“Underwritten Shelf Take-Down Notice” has the meaning set forth in Section 3.1(d)(ii)(A).

“Warrants” means (a) warrants to purchase 445,000 Common Shares issued to Sponsor pursuant to that certain Private Placement Units Purchase Agreement, dated February 23, 2022, by and between Sponsor and PubCo, and (b) to the extent applicable, any warrants to purchase Common Shares issuable to Sponsor upon the conversion of working capital loans, in each case, for a purchase price of $11.50 per share.

“Well-Known Seasoned Issuer” has the meaning set forth in Rule 405 promulgated by the SEC pursuant to the Securities Act.

Section 1.2 Interpretive Provisions. For all purposes of this Investor Rights Agreement, except as otherwise provided in this Investor Rights Agreement or unless the context otherwise requires:

(a) the meanings of defined terms are applicable to the singular as well as the plural forms of such terms;

(b) the words “hereof”, “herein”, “hereunder” and words of similar import, when used in this Investor Rights Agreement, refer to this Investor Rights Agreement as a whole and not to any particular provision of this Investor Rights Agreement;

(c) references in this Investor Rights Agreement to any Law shall be deemed also to refer to such Law inclusive of all rules and regulations promulgated thereunder;

(d) whenever the words “include”, “includes” or “including” are used in this Investor Rights Agreement, they shall mean “without limitation;”

(e) the captions and headings of this Investor Rights Agreement are for convenience of reference only and shall not affect the interpretation of this Investor Rights Agreement; and

(f) pronouns of any gender or neuter shall include, as appropriate, the other pronoun forms.

Article II
GOVERNANCE

Section 2.1 Board of Directors.

(a) Board Structure; Initial Composition. Each of the Parties hereto, severally and not jointly, agrees to take all Necessary Action to cause the Board to be comprised of seven (7) directors at and immediately following the Closing. The Parties hereto, severally and not jointly, agree to take all Necessary Action to cause the Board as of the Closing to be comprised of (i) three (3) individuals nominated by Sponsor (each, a “Sponsor Director”), and (ii) four (4) individuals nominated by Seller (each, a “Seller Director”). At and following the Closing, each of the Parties, severally and not jointly, agrees to take all Necessary Action to cause the foregoing directors to be divided into three classes of directors (Class I, Class II and Class III), with each class serving for staggered three-year terms. The Principal Parties shall mutually agree on which directors shall serve in each class as of the Closing; provided that one of the Sponsor Directors and two of the Seller Directors hall be Class III directors, one of the Sponsor directors and one of the Seller Directors shall be Class II directors and one of the Sponsor directors and one of the Seller Directors shall be a Class I director. The initial term of the Class I directors shall expire immediately following PubCo’s 2024 annual general meeting of PubCo at which directors are appointed. The initial term of the Class II directors shall expire immediately following PubCo’s 2025 annual general meeting of PubCo at which directors are appointed. The initial term of the Class III directors shall expire immediately following PubCo’s 2026 annual meeting at which directors are appointed.

(b) Independent Directors. From and after the initial slate of the Board is constituted pursuant to Section 2.1(a), PubCo shall take all Necessary Action to ensure that the Board consists of such number of Independent Directors so as to meet the independence requirements of NASDAQ or any other securities exchange on which the Equity Securities of PubCo are then listed.

(c) Removal; Vacancies. Sponsor or Seller, as applicable, shall have the exclusive right (in the applicable Party’s sole and absolute discretion) to (i) remove one or more of their nominees from the Board for any reason, and PubCo shall take all Necessary Action to cause the removal of any such nominee(s) at the request of the applicable Party and/or (ii) designate directors for appointment to the Board to fill vacancies created by reason of death, removal, resignation or any other vacancy of its nominees to the Board, and PubCo shall take all Necessary Action to nominate or cause the Board to appoint, as applicable, replacement directors designated by the applicable Party to fill any such vacancies created pursuant to clause (i) or (ii) above as promptly as practicable (and in any event prior to the next meeting or action of the Board or applicable committee).

(d) Sponsor Representation. Following the Closing, after the expiration of Ratner’s initial term as a director of PubCo, Ratner shall have the right to continue to serve as a director of PubCo for so long as he Beneficially Owns Common Shares in PubCo representing at least forty percent (40%) of the Common Shares attributable to his interest in the Sponsor at the time of Closing. Pursuant to the preceding sentence, PubCo shall take all Necessary Action to include Ratner in the slate of nominees recommended by PubCo for appointment as directors at each applicable annual general meeting or extraordinary general meeting of PubCo at which directors are to be appointed including, for the avoidance of doubt, the Purchaser Special Meeting, as such term is defined in the Business Combination Agreement.

Section 2.2 Committees. In accordance with PubCo’s Organizational Documents, as of the Closing, (i) the Board shall establish and maintain committees of the Board for (x) Audit, (y) Compensation and (z) Nominating and Corporate Governance, and (ii) the Board may, from time to time, by resolution establish and maintain other committees of the Board, in accordance with applicable Laws and stock exchange regulations, and subject to requisite independence requirements applicable to such committee.

Section 2.3 Compensation, Reimbursement of Expenses. Each Sponsor Director and Seller Director appointed or duly elected to the Board shall be entitled to compensation consistent with the compensation received by other directors, including (if applicable) any fees and equity awards. PubCo shall reimburse the directors for all reasonable out-of-pocket expenses incurred in connection with their attendance at meetings of the Board and any committees thereof, including travel, lodging and meal expenses, in a manner which is reasonable and customary for public companies comparable to PubCo.

Section 2.4 Indemnification. PubCo shall provide the Sponsor Directors and the Seller Directors with the same expense reimbursement, benefits, indemnity, exculpation and other arrangements provided to the other directors of PubCo. Furthermore, PubCo shall not amend, alter or repeal any right to indemnification or exculpation covering or benefiting any Sponsor Director or Seller Director nominated pursuant to this Investor Rights Agreement as and to the extent consistent with applicable Law, the Organizational Documents of PubCo and any indemnification agreements with directors (whether such right is contained in the Organizational Documents or another document) (except to the extent such amendment or alteration permits PubCo to provide broader indemnification or exculpation rights on a retroactive basis than permitted prior thereto).

Section 2.5 D&O Insurance. PubCo shall, in a manner which is reasonable and customary for public companies comparable to PubCo, do the following: (i) purchase and maintain directors’ and officers’ liability insurance, and (ii) for so long as any Sponsor Director or Seller Director serves as a director, continue to maintain such directors’ and officers’ liability insurance coverage with respect to such director; provided, that upon removal or resignation of any such director for any reason, PubCo shall take all actions reasonably necessary to extend such directors’ and officers’ liability insurance coverage with respect to such director for a period of not less than six (6) years from any such event in respect of any act or omission of such director occurring at or prior to such event.

Section 2.6 Review of Nominees. Any potential Sponsor Director or Seller Director nominee shall be subject to PubCo’s customary due diligence process, including its review of a completed questionnaire and a background check. Based on the foregoing, either PubCo or Seller may reasonably object to any such nominee within 15 days of receiving such completed questionnaire and background check authorization, (i) provided it does so in good faith and (ii) solely to the extent such objection is based upon the ability or integrity of such proposed director pursuant to events, occurrences or legal proceedings which occurred during the past ten (10) years as specified in sub-section (f) of Item 401 of Regulation S-K. In the event of such an objection, the Board may reasonably determine that any such nominee is unsuitable, in which case the applicable Party shall be entitled to propose a different nominee to the Board within thirty (30) days of the Board’s determination, and such replacement nominee shall be subject to the same review process outlined above in this Section 2.6.

Section 2.7 Sharing of Information. To the extent permitted by antitrust, competition or any other applicable Law, each of Parties agree and acknowledge that the Sponsor Directors and Seller Directors may share confidential, non-public information about PubCo and its Subsidiaries (“Confidential Information”) with Sponsor and Seller, as applicable. Each of Sponsor and Seller recognizes that it, or its Affiliates and Representatives, has acquired or will acquire Confidential Information the use or disclosure of which could cause PubCo substantial loss and damages that could not be readily calculated and for which no remedy at Law would be adequate. Accordingly, each of Sponsor and Seller covenants and agrees, severally and not jointly, with PubCo that it will not (and will cause its respective controlled Affiliates and direct its Representatives who actually receive Confidential Information not to) at any time, except with the prior written consent of PubCo, disclose any Confidential Information known to it to any third party or use such Confidential Information for any unauthorized purpose. The foregoing restrictions on each Party shall not apply to Confidential Information, to the extent that (a) such information becomes generally available or known to the public through no fault of such Party, (b) disclosure is required by applicable Law (including any filing following the Closing Date with the SEC pursuant to applicable securities laws) or court of competent jurisdiction, or is requested by a Governmental Entity (provided, that, other than in the case of any required filing following the Closing Date with the SEC or in connection with any routine audit or examination as described below, such Party promptly notifies PubCo of such requirement or request and takes commercially reasonable steps, at the sole cost and expense of PubCo, to minimize the extent of any such required disclosure), (c) such information was lawfully available, or becomes lawfully available, to such Party without restriction from a source (other than PubCo) without any breach of duty to PubCo or (d) such information was independently developed by such Party or its Affiliates or Representatives without the use of or reference to the Confidential Information. Notwithstanding the foregoing, nothing in this Investor Rights Agreement shall prohibit any of Sponsor or Seller from disclosing Confidential Information (x) to any Affiliate, Representative, limited partner, member or shareholder of such Party if such Persons have a need to know such information in order to perform their duties and/or properly advise such Party (provided, that such Person shall be bound by an obligation of confidentiality with respect to such Confidential Information and the Party shall be responsible for any breach of this Section 2.7 by any such Person) or (y) if such disclosure is made to a Governmental Entity with regulatory authority or jurisdiction over such Party in connection with a routine audit or examination that is not specifically directed at PubCo or the Confidential Information (provided, that such Party shall request that confidential treatment be accorded to any information so disclosed). No Confidential Information shall be deemed to be provided to any Person, including any Affiliate or Representative of Sponsor or Seller (as applicable), unless such Confidential Information is actually provided to such Person. Furthermore, receipt of Confidential Information shall not be imputed to any Affiliate of Sponsor or Seller solely by virtue of the fact that the Person serves in a similar capacity for such Affiliate (a “Shared Representative”) and has received Confidential Information, unless a Shared Representative conveys, shares or communicates Confidential Information to such Affiliate.

Article III
REGISTRATION RIGHTS

Section 3.1 Shelf Registration.

(a) Filing. PubCo shall file, as soon as is reasonably practicable and in any event within forty-five (45) days of the Closing Date, a Shelf Registration Statement covering the resale of all Registrable Securities (except as determined by PubCo pursuant to Section 3.7 as of two Business Days prior to such filing) on a delayed or continuous basis. PubCo shall use its reasonable best efforts to cause such Shelf Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (a) the ninetieth (90th) calendar day following the filing date thereof if the SEC notifies PubCo that it will “review” the Shelf Registration Statement and (b) the tenth (10th) business day after the date PubCo is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review. PubCo shall maintain such Shelf Registration Statement in accordance with the terms of this Investor Rights Agreement, and shall prepare and file with the SEC such amendments, including post-effective amendments, and supplements as may be necessary to keep such Shelf Registration Statement continuously effective, available for use and in compliance with the provisions of the Securities Act, until such time as all Registrable Securities registered by such Shelf Registration Statement have been sold or cease to be Registrable Securities. In the event PubCo files a Shelf Registration Statement on Form S-1, PubCo shall use its commercially reasonable efforts to convert such Shelf Registration Statement (and any Subsequent Shelf Registration) to a Shelf Registration Statement on Form S-3 as soon as practicable after PubCo is eligible to use Form S-3. PubCo shall also use its reasonable best efforts to file any replacement or additional Shelf Registration Statement and use reasonable best efforts to cause such replacement or additional Shelf Registration Statement to become effective prior to the expiration of the initial Shelf Registration Statement filed pursuant to this Section 3.1(a). As soon as reasonably practicable following the effective date of the Shelf Registration Statement filed pursuant to this Section 3.1(a), PubCo shall notify the Holders of the effectiveness of such Shelf Registration Statement. On its effective date, the Shelf Registration Statement will comply with all applicable requirements of the Securities Act and the Exchange Act and will not contain any untrue statements of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(b) Subsequent Shelf Registration. If any Shelf Registration Statement ceases to be effective under the Securities Act for any reason at any time while there remain any Registrable Securities registered by such Shelf Registration Statement which remain unsold, PubCo shall use its reasonable best efforts to as promptly as is reasonably practicable cause such Shelf Registration Statement to again become effective under the Securities Act (including obtaining the prompt withdrawal of any order suspending the effectiveness of such Shelf Registration Statement). PubCo shall also use its reasonable best efforts to, as promptly as is reasonably practicable, amend such Shelf Registration Statement in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf Registration Statement or file an additional Registration Statement as a Shelf Registration (a “Subsequent Shelf Registration”) registering the resale of all outstanding Registrable Securities registered by such prior Shelf Registration Statement. If a Subsequent Shelf Registration is filed, PubCo shall use its reasonable best efforts to (i) cause such Subsequent Shelf Registration to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof (it being agreed that the Subsequent Shelf Registration shall be an Automatic Shelf Registration Statement if PubCo is a Well-Known Seasoned Issuer), (ii) keep such Subsequent Shelf Registration continuously effective, available for use and in compliance with the provisions of the Securities Act until such time as of which all Registrable Securities registered by such Subsequent Shelf Registration have been sold or cease to be Registrable Securities and (iii) keep the Holders reasonably informed in respect of the foregoing.

(c) Suspension of Filing or Registration. If PubCo shall furnish to the Shelf Holders, a certificate signed by the chief executive officer or equivalent senior executive of PubCo, stating that the filing, effectiveness or continued use of any Shelf Registration Statement would require PubCo to make an Adverse Disclosure, then PubCo shall have a period of not more than forty-five (45) days within which to delay the filing or effectiveness (but not the preparation) of such Shelf Registration Statement or, in the case of a Shelf Registration Statement that has been declared effective, to suspend the use by Shelf Holders of such Shelf Registration Statement (in each case, a “Shelf Suspension”); provided, however, that PubCo shall not be permitted to exercise in any twelve (12) month period (i) more than one (1) Shelf Suspension pursuant to this Section 3.1(c) and Demand Delay pursuant to Section 3.2(a). Each Holder shall keep confidential the fact that a Shelf Suspension is in effect, the certificate referred to above and its contents for the permitted duration of the Shelf Suspension or until otherwise notified by PubCo, except (A) for disclosure to such Holder’s Representatives who need to know such information and are obligated to keep it confidential, (B) for disclosures to the extent required in order to comply with reporting obligations to its members, limited partners or shareholders who have agreed to keep such information confidential and (C) as required by applicable Laws. In the case of a Shelf Suspension that occurs after the effectiveness of the applicable Shelf Registration Statement, the Shelf Holders agree to suspend use of the applicable Prospectus for the permitted duration of such Shelf Suspension in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon receipt of the certificate referred to above. PubCo shall immediately notify the Holders or Shelf Holders, as applicable, upon the termination of any Shelf Suspension, and (i) in the case of a Shelf Registration Statement that has not been declared effective, shall promptly thereafter file the Shelf Registration Statement and use its reasonable best efforts to have such Shelf Registration Statement declared effective under the Securities Act and (ii) in the case of an effective Shelf Registration Statement, shall amend or supplement the Prospectus, if necessary, so it does not contain any material misstatement or omission prior to the expiration of the Shelf Suspension, and also furnish to the Shelf Holders such numbers of copies of the Prospectus as so amended or supplemented as the Shelf Holders may reasonably request. PubCo agrees, if necessary, to supplement or make amendments to the Shelf Registration Statement if required by the registration form used by PubCo for the Registration or by the instructions applicable to such registration form or by the Securities Act (or the rules or regulations promulgated thereunder), or as may otherwise be reasonably requested by the Shelf Holders Beneficially Owning at least a majority of the Registrable Securities then outstanding.

(d) Shelf Take-Downs.

(i) Generally. Subject to the terms and provisions of this Article III, following the Lock-Up Period, a Shelf Take-Down Initiating Holder may initiate a Shelf Take-Down that, at the option of such Shelf Take-Down Initiating Holder (A) is in the form of an Underwritten Shelf Take-Down or a Shelf Take-Down that is not an Underwritten Shelf Take-Down and (B) in the case of an Underwritten Shelf Take-Down, is Non-Marketed or Marketed, in each case, as shall be specified in the written demand delivered by the Shelf Take-Down Initiating Holder to PubCo pursuant to the provisions of this Section 3.1(d). For the avoidance of doubt, a Shelf Holder that is not a Shelf Take-Down Initiating Holder cannot initiate any form of Shelf Take-Down.

(ii) Underwritten Shelf Take-Downs.

(A) A Shelf Take-Down Initiating Holder may elect in a written demand delivered to PubCo (an “Underwritten Shelf Take-Down Notice”) for any Shelf Take-Down that it has initiated to be in the form of an underwritten offering (an “Underwritten Shelf Take-Down”), and PubCo shall, if so requested, file and effect an amendment or supplement of the Shelf Registration Statement for such purpose as soon as practicable. The Shelf Holders that own a majority of the Registrable Securities to be offered for sale in such Underwritten Shelf Take-Down shall have the right to select the Underwriter or Underwriters to administer such Underwritten Shelf Take-Down with the prior written approval of PubCo (such approval shall not be unreasonably withheld by PubCo).

(B) With respect to any Underwritten Shelf Take-Down (including any Marketed Underwritten Shelf Take-Down), in the event that a Shelf Holder otherwise would be entitled to participate in such Underwritten Shelf Take-Down pursuant to this Section 3.1(d)(ii), Section 3.1(d)(iii) or Section 3.1(d)(iv), as the case may be, the right of such Shelf Holder to participate in such Underwritten Shelf Take-Down shall be conditioned upon such Shelf Holder’s participation in such underwriting and the inclusion of such Shelf Holder’s Registrable Securities in the Underwritten Offering to the extent provided herein. PubCo, together with all Shelf Holders proposing to distribute their securities through such Underwritten Shelf Take-Down, shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters. Notwithstanding any other provision of this Section 3.1, if the Underwriter shall advise PubCo that marketing factors (including an adverse effect on the per-security offering price) require a limitation of the number of Registrable Securities to be underwritten in an Underwritten Shelf Take-Down, then PubCo shall so advise all Shelf Holders that have requested to participate in such Underwritten Shelf Take-Down, and the number of Registrable Securities that may be included in such Underwritten Shelf Take-Down shall be allocated pro rata among such Shelf Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Shelf Holders at the time of such Underwritten Shelf Take-Down; provided, that any Registrable Securities thereby allocated to a Shelf Holder that exceeds such Shelf Holder’s request shall be reallocated among the remaining Shelf Holders in like manner; and provided, further, that the number of Registrable Securities to be included in such Underwritten Shelf Take-Down shall not be reduced unless all other Equity Securities of PubCo are first entirely excluded from any contemporaneous Underwritten Offering. No Registrable Securities excluded from an Underwritten Shelf Take-Down by reason of the Underwriter’s marketing limitation shall be included in such underwritten offering.

(iii) Marketed Underwritten Shelf Take-Downs. The Shelf Take-Down Initiating Holder submitting an Underwritten Shelf Take-Down Notice shall indicate in such notice that it delivers to PubCo pursuant to Section 3.1(d)(ii) whether it intends for such Underwritten Shelf Take-Down to be Marketed (a “Marketed Underwritten Shelf Take-Down”). Upon receipt of an Underwritten Shelf Take-Down Notice indicating that such Underwritten Shelf Take-Down will be a Marketed Underwritten Shelf Take-Down, PubCo shall promptly (but in any event no later than ten (10) days prior to the expected date of such Marketed Underwritten Shelf Take-Down) give written notice of such Marketed Underwritten Shelf Take-Down to all other Shelf Holders under such Shelf Registration Statement and any such Shelf Holders requesting inclusion in such Marketed Underwritten Shelf Take-Down must respond in writing within five (5) days after the receipt of such notice. Each such Shelf Holder that timely delivers any such request shall be permitted to sell in such Marketed Underwritten Shelf Take-Down subject to the terms and conditions of Section 3.1(d)(ii).

(iv) Non-Marketed Underwritten Shelf Take-Downs. Any Shelf Take-Down Initiating Holder may initiate an Underwritten Shelf Take-Down that is Non-Marketed (a “Non-Marketed Underwritten Shelf Take-Down”) by providing written notice thereof to PubCo and PubCo shall provide written notice thereof to all other Shelf Holders. Any notice delivered pursuant to the immediately preceding sentence shall include (A) the total number of Registrable Securities expected to be offered and sold in such Shelf Take-Down and (B) the expected timing and plan of distribution of such Shelf Take-Down.

Section 3.2 Demand Registrations.

(a) Holders’ Demand for Registration. At any time when a Shelf Registration Statement is not effective pursuant to Section 3.1, Holders holding at least ten percent (10%) of the Registrable Securities at any time following the Lock-up Period or the holders of a majority of the Registrable Securities then owned by Sponsor and its Permitted Transferees (the then eligible Holders, the “Demand Initiating Holders”) may request in writing (a “Demand Registration Notice”) that PubCo shall file and effect a Registration Statement in connection with an Underwritten Offering other than a Shelf Registration or a Shelf Take-Down (a “Demand Registration”) of Registrable Securities held by such Holders. The Demand Initiating Holders that own a majority of the Registrable Securities to be offered for sale in such Underwritten Offering shall have the right to select the Underwriter or Underwriters to administer such Underwritten Offering with the prior written approval of PubCo (such approval shall not be unreasonably withheld by PubCo). If at any time PubCo shall receive a Demand Registration Notice, PubCo shall:

(i) within thirty (30) days following the receipt of a Demand Registration Notice (subject to compliance with any applicable covenants in any underwriting agreement for a previous registration), file the appropriate Registration Statement; provided, that PubCo shall not be obligated to file any Registration Statement or other disclosure document pursuant to this Section 3.2 (but shall be obligated to continue to prepare such Registration Statement or other disclosure document) if PubCo shall furnish to the Demand Initiating Holders a certificate signed by the chief executive officer or equivalent senior executive of PubCo, stating that the filing or effectiveness of such Registration Statement would require PubCo to make an Adverse Disclosure, in which case PubCo shall have an additional period (each, a “Demand Delay”) of not more than thirty (30) days within which to file such Registration Statement.; provided, however, that PubCo shall not exercise, in any twelve (12) month period, (x) more than one (1) Demand Delay pursuant to this Section 3.2(a) and Shelf Suspension pursuant to Section 3.1(c). The Demand Initiating Holders shall keep confidential the fact that a Demand Delay is in effect, the certificate referred to above and its contents for the permitted duration of the Demand Delay or until otherwise notified by PubCo, except (A) for disclosure to the Demand Initiating Holders’ Representatives who need to know such information and are obligated to keep it confidential, (B) for disclosures to the extent required in order to comply with reporting obligations to its limited partners, members and shareholders who have agreed to keep such information confidential and (C) as required by applicable Laws.

(b) Underwriting. If the Demand Initiating Holders intend to distribute the Registrable Securities covered by their demand by means of an Underwritten Offering, they shall so advise PubCo as part of their demand made pursuant to this Section 3.2 PubCo shall include such information in the written notice referred to in Section 3.2(a). In such event, the right of the Holders’ registration pursuant to this Section 3.2 shall be conditioned upon the Demand Initiating Holders’ participation in such Underwritten Offering and the inclusion of the Demand Initiating Holders’ Registrable Securities in the Underwritten Offering to the extent provided herein. PubCo, together with all holders of Registrable Securities of PubCo proposing to distribute their securities through such Underwritten Offering, shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected by the Demand Initiating Holders and reasonably satisfactory to PubCo (as evidenced by PubCo’s prior written approval thereof, which shall not be unreasonably withheld). Notwithstanding any other provision of this Section 3.2, if the Underwriter shall advise PubCo that marketing factors (including an adverse effect on the per security offering price) require a limitation of the number of Registrable Securities to be underwritten, then PubCo shall so advise the Demand Initiating Holders, and the number of Registrable Securities that may be included in the Demand Registration and Underwritten Offering shall be allocated pro rata among the Demand Initiating Holders and other holders of Registrable Securities exercising a contractual or other right to dispose of Registrable Securities in such Underwritten Offering thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such persons at the time of filing the Registration Statement; provided, that any Registrable Securities thereby allocated to any such person that exceed such person’s request shall be reallocated among the Demand Initiating Holders and other requesting holders of Registrable Securities in like manner; and provided, further, that the number of Registrable Securities to be included in such Underwritten Offering shall not be reduced unless all other Equity Securities of PubCo are first entirely excluded from the Underwritten Offering. No Registrable Securities excluded from the Underwritten Offering by reason of the Underwriter’s marketing limitation shall be included in such Demand Registration. If the Underwriter has not limited the number of Registrable Securities to be underwritten, PubCo may include securities for its own account (or for the account of any other Persons) in such Demand Registration if the Underwriter so agrees and if the number of Registrable Securities would not thereby be limited.

(c) Effective Registration. PubCo shall be deemed to have effected a Demand Registration if the Registration Statement pursuant to such registration is declared effective by the SEC and remains effective for not less than one hundred eighty (180) days (or such shorter period as will terminate when all Registrable Securities covered by such Registration Statement have been sold or withdrawn), or, if such Registration Statement relates to an Underwritten Offering, such longer period as, in the reasonable opinion of legal counsel for the Underwriters, a prospectus is required by applicable Law to be delivered in connection with sales of Registrable Securities by an Underwriter or dealer (the applicable period, the “Demand Period”). No Demand Registration shall be deemed to have been effected if the SEC or another Governmental Entity issue any stop order, injunction or other suspension or limitation of the registration pursuant to applicable Law during the Demand Period the conditions specified in the underwriting agreement, if any, entered into in connection with such Registration are not satisfied.

(d) Priority of Demand Registration. Notwithstanding any other provision of this Section 3.2, if (i) the Demand Initiating Holders intend to distribute the Registrable Securities covered by a Demand Registration by means of an underwritten offering and (ii) the Underwriter(s) advise PubCo that the number of Registrable Securities proposed to be included in such offering (including Registrable Securities requested by the Holders to be included in such offering and any securities that the PubCo or any other Person proposes to be included that are not Registrable Securities) exceeds the number of Equity Securities that can be sold in such underwritten offering or the number of Equity Securities proposed to be included in such Demand Registration would adversely affect the price per security proposed to be sold in such underwritten offering (in either situation, the “Maximum Offering Size”), then PubCo shall so advise the Demand Initiating Holders with Registrable Securities requested to be included in such underwritten offering, and shall include in such offering the number of Registrable Securities which can be so sold in the following order of priority, up to the Maximum Offering Size: (A) first, the Registrable Securities requested to be included in such underwritten offering by the Demand Initiating Holders up to the Maximum Offering Size; and (B) second, any securities proposed to be registered by PubCo.

(e) Demand Registration Withdrawal. Any Holder whose Registrable Securities were to be included in any such registration pursuant to this Section 3.2 may elect to withdraw any or all of its Registrable Securities therefrom, without liability to any of the other Holders and without prejudice to the rights of any such Holder to include Registrable Securities in any future registration (or registrations), by written notice to PubCo and the Underwriter or Underwriters (if any) delivered three business days prior to the effective date of the relevant Demand Registration.

Section 3.3 Piggyback Registration.

(a) If at any time or from time to time PubCo shall determine to register any of its Equity Securities, either for its own account or for the account of security holders (other than in (i) a registration relating solely to employee benefit plans, (ii) a registration statement on Form S-4 or Form S-8 (or such other similar successor forms then in effect under the Securities Act), (iii) a registration pursuant to which PubCo is offering to exchange its own securities for other securities, (iv) a registration statement relating solely to dividend reinvestment or similar plans, (v) a Shelf Registration Statement pursuant to which only the initial purchasers and subsequent transferees of debt securities of PubCo or any of its Subsidiaries that are convertible for Common Shares and that are initially issued pursuant to Rule 144A and/or Regulation S (or any successor provision) of the Securities Act may resell such notes and sell the Common Shares into which such notes may be converted, (vi) a registration pursuant to Section 3.1 or Section 3.2 hereof or (vii) a registration expressly contemplated by the Subscription Agreements) PubCo shall:

(i) promptly (but in no event less than ten (10) Business Days before the anticipated filing date of the relevant Registration Statement) give to each Holder confidential written notice of such proposed filing (the “Piggyback Registration Notice”), such Piggyback Registration Notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution and the name of the proposed Underwriter(s), if any, in such offering and (B) offer to all of the Holders the opportunity to register the sale of such number of Registrable Securities as such Holders may request in writing within five (5) days after receipt of the Piggyback Registration Notice; and

(ii) include in such Registration (and any related qualification under state securities laws or other similar compliance), and in any Underwritten Offering involved therein, all the Registrable Securities specified in a written request or requests made within five (5) days after receipt of a Piggyback Registration Notice by any Holder or Holders except as set forth in Section 3.3(c) below.

(b) Notwithstanding anything herein to the contrary, this Section 3.3 shall not apply (i) prior to the expiration of the Lock-Up Period in respect of any Holder, (ii) to any Shelf Take-Down irrespective of whether such Shelf Take-Down is an Underwritten Shelf Take-Down or not an Underwritten Shelf Take-Down or (iii) following the Lock-Up Period, to any Distribution (if applicable).

(c) Underwriting. If the Registration of which PubCo gives notice pursuant to Section 3.3(a) is for an Underwritten Offering, PubCo shall so advise the Holders as a part of the written notice given pursuant to Section 3.3(a)(i). In such event the right of any Holder to participate in such registration pursuant to this Section 3.3 shall be conditioned upon such Holder’s participation in such Underwritten Offering and the inclusion of such Holder’s Registrable Securities in the Underwritten Offering to the extent provided herein. All Holders proposing to dispose of their Registrable Securities through such Underwritten Offering, together with PubCo and the other parties distributing their Equity Securities of PubCo through such Underwritten Offering, shall be subject to an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by PubCo. Notwithstanding any other provision of this Section 3.3, if the Underwriters shall advise PubCo that marketing or other factors (including, without limitation, an adverse effect on the per security offering price) require a limitation of the number of Registrable Securities to be underwritten, then PubCo may limit the number of Registrable Securities to be included in the Registration and Underwritten Offering as follows:

PubCo shall inform all Holders of Registrable Securities that have requested to participate in such offering that the number of Registrable Securities which may be included in the Registration and Underwritten Offering shall be allocated in the following manner: (A) first, to PubCo, (B) second, to the Holders of Registrable Securities on a pro rata basis based on the total number of Registrable Securities held by such Holders and (C) third, to other holders of Equity Securities of PubCo exercising a contractual or other right to dispose of such Equity Securities in such Underwritten Offering on a pro rata basis based on the total number of Equity Securities of PubCo held by such persons; provided, in the case of this foregoing clause (C) that any Registrable Securities or Equity Securities thereby allocated to any such person that exceed such person’s request shall be reallocated among the remaining requesting Holders or other requesting holders, as applicable, in like manner.

No such reduction pursuant to the foregoing paragraph shall reduce the amount of Registrable Securities of the selling Holders included in the Registration below twenty-five percent (25%) of the total amount of Equity Securities included in such Registration. No securities excluded from the Underwritten Offering by reason of the Underwriter’s marketing limitation shall be included in such Registration.

(d) Right to Terminate Registration. PubCo shall have the right to terminate or withdraw any Registration initiated by it under this Section 3.3 prior to the effectiveness of such Registration whether or not any Holder has elected to include Registrable Securities in such Registration.

(e) Priority of Piggyback Registrations. PubCo shall use commercially reasonable efforts to cause the Underwriters of a proposed Underwritten Offering to permit the Holders who have submitted a Piggyback Registration Notice in connection with such offering to include in such offering all Registrable Securities included in each Holder’s Piggyback Registration Notice on the same terms and conditions as any other Equity Securities included in the offering. Notwithstanding the foregoing, if the Underwriters advise PubCo that the number of Registrable Securities exceeds the Maximum Offering Size, then PubCo shall so advise the Holders with Registrable Securities requested to be included in such Underwritten Offering, and shall include in such offering the number of Registrable Securities which can be so sold in the following order of priority, up to the Maximum Offering Size: (A) first, the Registrable Securities proposed to be registered by PubCo up to the Maximum Offering Size; (B) second, on a pro rata basis, the Registrable Securities requested by the Holders to be included in such underwritten offering; and (C) third, the Registrable Securities requested to be included in such underwritten offering by securityholders other than the Holders.

(f) Piggyback Registration Withdrawal. Any Holder whose Registrable Securities were to be included in any such registration pursuant to this Section 3.3 may elect to withdraw any or all of its Registrable Securities therefrom, without liability to any of the other Holders and without prejudice to the rights of any such Holder to include Registrable Securities in any future registration (or registrations), by written notice to PubCo and the Underwriter(s) delivered prior to the effective date of the relevant Registration Statement.

Section 3.4 Expenses of Registration. All Registration Expenses incurred in connection with all Registrations or other Transfers effected pursuant to or permitted by this Investor Rights Agreement (including any Distribution), shall be borne by PubCo. It is acknowledged by the Holders that the Holders selling or otherwise Transferring any Registrable Securities in any Registration or Transfer shall bear all incremental selling expenses relating to the sale or Transfer of such Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees, Underwriter marketing costs and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing such Holders, in each case pro rata based on the number of Registrable Securities that such Holders have sold or Transferred in such Registration.

Section 3.5 Obligations of PubCo. Whenever required under this Article III to effect the Registration of any Registrable Securities, PubCo shall, as expeditiously as reasonably possible:

(a) prepare and file with the SEC a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities covered by such Registration Statement have been sold;

(b) prepare and file with the SEC such amendments, post-effective amendments and supplements to such Registration Statement and the Prospectus used in connection with such Registration Statement as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement in accordance with the intended methods of disposition by sellers thereof set forth in such Registration Statement;

(c) furnish to the Holders such numbers of copies of the Registration Statement and the related Prospectus, including all exhibits thereto and documents incorporated by reference therein, and a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(d) in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing Underwriter(s) of such offering;

(e) notify each Holder of Registrable Securities covered by such Registration Statement as soon as reasonably possible after notice thereof is received by PubCo of any written comments by the SEC or any request by the SEC or any other federal or state Governmental Entity for amendments or supplements to such Registration Statement or such Prospectus or for additional information;

(f) notify each Holder of Registrable Securities covered by such Registration Statement, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(g) notify each Holder of Registrable Securities covered by such Registration Statement as soon as reasonably practicable after notice thereof is received by PubCo of (i) the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement, (ii) any order by the SEC or any other Governmental Entity preventing or suspending the use of any preliminary or final Prospectus, (iii) any suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or (iv) the initiation or threaten of any legal proceeding for such foregoing purposes;

(h) use its reasonable best efforts to prevent the issuance of any stop order suspending the effectiveness of any Registration Statement or of any order preventing or suspending the use of any preliminary or final Prospectus and, if any such order is issued, to obtain the withdrawal of any such order as soon as practicable;

(i) use commercially reasonable efforts to make available for inspection by each Holder including Registrable Securities in such Registration, any Underwriter participating in any distribution pursuant to such Registration, and any attorney, accountant or other agent retained by such Holder or Underwriter, all financial and other records, pertinent corporate documents and properties of PubCo, as such parties may reasonably request, and cause PubCo’s officers, directors and employees to supply all information reasonably requested by any such Holder, Underwriter, attorney, accountant or agent in connection with such Registration Statement;

(j) use its commercially reasonable best efforts to register or qualify, and cooperate with the Holders of Registrable Securities covered by such Registration Statement, the Underwriters, if any, and their respective counsel, in connection with the Registration or qualification of such Registrable Securities for offer and sale under the “Blue Sky” or securities laws of each state and other jurisdiction of the United States as any such Holder or Underwriters, if any, or their respective counsel reasonably request in writing, and do any and all other things reasonably necessary or advisable to keep such Registration or qualification in effect for such period as required by Section 3.1(b) and Section 3.2(c), as applicable; provided, that PubCo shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or take any action that would subject it to taxation or service of process in any such jurisdiction where it is not then so subject;

(k) in the case of an Underwritten Offering, use commercially reasonable efforts to obtain for delivery to the Holders of Registrable Securities covered by such Registration Statement and to the Underwriters an opinion or opinions from counsel for PubCo, dated the date of the closing under the underwriting agreement, in customary form, scope and substance, which opinions shall be reasonably satisfactory to such Holders or Underwriters, as the case may be, and their respective counsel;

(l) in the case of an Underwritten Offering, use commercially reasonable efforts to obtain for delivery to PubCo and the Underwriters, with copies to the Holders of Registrable Securities included in such Registration, a cold comfort letter from PubCo’s independent certified public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the managing Underwriter or Underwriters reasonably request, dated the date of execution of the underwriting agreement and brought down to the closing under the underwriting agreement;

(m) use its reasonable best efforts to list the Registrable Securities that are covered by such Registration Statement with any securities exchange or automated quotation system on which the Common Shares or other Equity Securities of PubCo, as applicable, are then listed;

(n) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement;

(o) reasonably cooperate with Holders including Registrable Securities in such Registration and the Underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, such certificates to be in such denominations and registered in such names as such Holders or the managing Underwriters may request at least two (2) Business Days prior to any sale of Registrable Securities;

(p) use its commercially reasonable best efforts to comply with all applicable securities laws and make available to its Holders, as soon as reasonably practicable, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder, to the extent applicable in each instance;

(q) in the case of an Underwritten Offering that is Marketed, cause the senior executive officers of PubCo to participate in the customary “road show” presentations that may be reasonably requested by the Underwriters and otherwise to reasonably facilitate, cooperate with and participate in each proposed offering contemplated herein and customary selling efforts related thereto; and

(r) otherwise, in good faith, reasonably keep the Holders informed about the status, and progress of such Registration.

Section 3.6 Indemnification.

(a) PubCo will, and does hereby undertake to, indemnify and hold harmless each Holder of Registrable Securities and each of such Holder’s officers, directors, trustees, employees, partners, managers, members, equityholders, beneficiaries, affiliates and agents and each Person, if any, who controls such Holder, within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, with respect to any Registration, qualification, compliance or sale effected pursuant to this Article III, and each Underwriter, if any, and each Person who controls any Underwriter, of the Registrable Securities held by or issuable to such Holder, against all claims, losses, damages and liabilities (or actions in respect thereto) to which they may become subject under the Securities Act, the Exchange Act, or other federal or state law arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular, free writing prospectus or other similar document (including any related Registration Statement, notification, or the like) incident to any such Registration, qualification, compliance or sale effected pursuant to this Article III, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, ( and will reimburse, each such Holder, each such Underwriter and each such director, officer, trustee, employee, partner, manager, member, equityholder, beneficiary, affiliate, agent and controlling person, for any legal and any other expenses reasonably incurred in connection with defending any such claim, loss, damage, liability or action; provided, that PubCo will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission made in reliance and in conformity with written information furnished to PubCo by such Holder or Underwriter expressly for use therein.

(b) Each Holder (if Registrable Securities held by or issuable to such Holder are included in such Registration, qualification, compliance or sale pursuant to this Article III) does hereby undertake to indemnify and hold harmless, severally and not jointly, PubCo and its subsidiaries and affiliates, and each of their respective officers, directors, employees, trustees, parents, subsidiaries, partners, managers, members, equityholders, representatives, advisors, attorneys, accountants, beneficiaries, and agents, and each Person, if any, who controls PubCo within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, each Underwriter, if any (together, and collectively, all such indemnified parties shall be known as “PubCo Indemnitees”), against any and all claims, losses, damages and liabilities (or actions or omissions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, prospectus, offering circular, free writing prospectus or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made. Holder will reimburse, each of the PubCo Indemnitees for any legal fees or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) made in such Registration Statement, prospectus, offering circular, free writing prospectus or other document, in reliance upon and in conformity with written information that (i) relates to such Holder in its capacity as a selling security holder and (ii) was furnished to PubCo by such Holder expressly for use therein; provided, however, that the aggregate liability of each Holder hereunder shall be limited to the net proceeds after underwriting discounts and commissions received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation. It is understood and agreed that the indemnification obligations of each Holder pursuant to any underwriting agreement entered into in connection with any Registration Statement shall be limited to the obligations contained in this Section 3.6(b).

(c) Each Person entitled to indemnification under this Section 3.6 (the “Indemnified Party”) shall give notice to the Party required to provide such indemnification (the “Indemnifying Party”) of any Claim as to which indemnification may be sought promptly after such Indemnified Party has actual knowledge thereof, and shall permit the Indemnifying Party to assume control of the defense of any such Claim; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such Claim, shall be subject to reasonable approval by the Indemnified Party (whose approval shall not be unreasonably withheld, conditioned or delayed) and the Indemnified Party may also participate in such defense at the Indemnifying Party’s own expense if representation of such Indemnified Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding; and provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 3.6, except to the extent that such failure to give notice materially prejudices the Indemnifying Party in the defense of any such Claim. Settlement of any Claim by the Indemnifying Party shall be subject to the prior written consent of the Indemnified Party (such consent not to be unreasonably withheld, conditioned or delayed).

(d) In order to provide for just and equitable contribution in case indemnification is prohibited or limited by applicable Law, the Indemnifying Party, in lieu of or in addition to indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Claim in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions or omissions that resulted in such Claim, as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and such Person’s relative intent, knowledge, access to information and opportunity to correct or prevent such actions; provided, however, that, in any case, (i) no Holder will be required to contribute any amount in excess of the net proceeds after Underwriting discounts and commissions received by such Holder upon the sale of the Registrable Securities giving rise to such contribution obligation and (ii) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) or who has committed fraud, bad faith or willful misconduct in connection with the Claim will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation, fraud, bad faith or willful misconduct.

(e) The indemnities provided in this Section 3.6 shall survive the Transfer of any Registrable Securities by such Holder.

Section 3.7 Information by Holder. The Holder or Holders of Registrable Securities included in any Registration shall furnish to PubCo such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as PubCo may reasonably request in writing as needed in connection with any Registration, qualification or compliance referred to in this Article III. Each Holder agrees, if requested in writing by PubCo, to represent to PubCo the total number of Registrable Securities held by such Holder in order for PubCo to make determinations under this Investor Rights Agreement, including for purposes of Section 3.9 hereof. Notwithstanding anything to the contrary contained in this Investor Rights Agreement, if any Holder does not provide PubCo with information requested pursuant to this Section 3.7, PubCo may exclude such Holder’s Registrable Securities from the applicable Registration Statement or Prospectus if such information is necessary to effect the Registration and such Holder fails to provide such information. No Person may participate in any Underwritten Offering of Equity Securities of PubCo pursuant to a Registration under this Investor Rights Agreement unless such Person completes and executes all customary questionnaires, powers of attorney, custody agreements, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements.

Section 3. Delay of Registration. No Holder shall have any right to obtain, and hereby waives any right to seek, an injunction restraining or otherwise delaying, limiting or otherwise impeding any such Registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Article III.

Section 3.9 Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC that may permit the sale of the Registrable Securities to the public without Registration, PubCo agrees to use its reasonable best efforts to:

(a) make and keep current public information available, within the meaning of Rule 144 (or any similar or analogous rule) promulgated under the Securities Act, at all times;

(b) file with the SEC, in a timely manner, all reports and other documents as required under the Securities Act and Exchange Act; and

(c) so long as a Holder owns any Registrable Securities, furnish to such Holder promptly upon request (i) a copy of the most recent annual or quarterly report of PubCo and such other public reports and documents so filed by PubCo with the SEC and (ii) such other public information, reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without Registration.

Section 3.10 Other Obligations. In connection with a Transfer of Registrable Securities, PubCo shall cooperate reasonably with, and take such customary actions as may reasonably be requested by, the Holders; provided, however, that PubCo shall have no obligation to participate in any “road shows” or assist with the preparation of any offering memoranda or related documentation with respect to any Transfer of Registrable Securities in any transaction that does not constitute an Underwritten Offering.

Section 3.11 Other Registration Rights. Other than the registration rights set forth in the Original RRA and in the Subscription Agreements, PubCo represents and warrants that no Person, other than a Holder of Registrable Securities pursuant to this Investor Rights Agreement, has any right to require PubCo to register any securities of PubCo for sale or to include such securities of PubCo in any Registration Statement filed by PubCo for the sale of securities for its own account or for the account of any other Person. Further, each of PubCo and Sponsor represents and warrants that this Investor Rights Agreement supersedes any other registration rights agreement or agreement (including the Original RRA), other than the Subscription Agreements. Upon the Closing, the Original RRA and all of the respective rights and obligations of the parties thereunder are hereby terminated in their entirety and shall be of no further force or effect.

Section 3.12 Term. Article III shall terminate with respect to any Holder on the date that such Holder no longer holds any Registrable Securities. The provisions of Section 3.6 shall survive any such termination with respect to such Holder.

Article IV
LOCK-UP

Section 4.1 Lock-Up.

(a) Each Holder (other than Sponsor and any other holder of Private Placement Securities) severally, and not jointly, agrees with PubCo not to effect any Transfer, or make a public announcement of any intention to effect such Transfer, of any Lock-Up Shares (as defined below) Beneficially Owned or otherwise held by such Person during the Lock-Up Period; provided, that such prohibition shall not apply to Transfers permitted pursuant to Section 4.2, and Seller may Transfer (i) up to 2.5% of the Lock-up Shares issued to it at the Closing starting three months after the Closing and (ii) an additional 2.5% of the Lock-Up Shares issued to it at the Closing starting six months after the Closing. The “Lock-Up Shares” means the Registrable Securities held by the Holders (other than by Sponsor and any other holder of Private Placement Securities) as of the Closing Date.

(b) During the Lock-Up Period, any purported Transfer of Lock-Up Shares not in accordance with this Investor Rights Agreement shall be null and void, and PubCo shall refuse to recognize any such Transfer for any purpose.

(c) The Holders acknowledge and agree that the Lock-Up Shares Beneficially Owned by such Person shall remain subject to any restrictions on Transfer under applicable securities Laws of any Governmental Entity, including all applicable holding periods under the Securities Act and other rules of the SEC.

(d) The Sponsor acknowledges that the Common Shares held by the Sponsor, including the Private Placement Shares are subject to a lockup pursuant to the Insider Letter Agreement, as the same may be extended pursuant to Section 5.21 of the Business Combination Agreement, if applicable, and nothing contained in this Investor Rights Agreement shall affect such lockup.

Section 4.2 Permitted Transfers. During the Lock-Up Period, the Holders may Transfer, without the consent of PubCo, any of such Person’s Lock-Up Shares to (a) any Person, provided that the proceeds received by the Holder from such Transfer are contributed or loaned to Pubco on terms reasonably approved by the Board of Directors of PubCo, (b) any of such Person’s Permitted Transferees, upon written notice to PubCo, or (c) (i) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; or (ii) in the case of an individual, pursuant to a qualified domestic relations order; provided, that in each case, (x) the restrictions and obligations contained in Section 4.1 and this Section 4.2 will continue to apply to such Lock-Up Shares after any Transfer of such Lock-Up Shares, (y) such Transferee shall agree to be bound by such restrictions and obligations in writing and acknowledged by PubCo, and (z) the Transferee of such Lock-Up Shares shall have no rights under this Investor Rights Agreement, unless, for the avoidance of doubt, such Transferee is a Permitted Transferee in accordance with this Investor Rights Agreement. Any Transferee of Lock-Up Shares pursuant to this Section 4.2 shall be required, at the time of and as a condition to such Transfer, to become a party to this Investor Rights Agreement by executing and delivering a joinder in the form attached to this Investor Rights Agreement as Exhibit A, whereupon such Transferee will be treated as a Party (with the same rights and obligations as the Transferor) for all purposes of this Investor Rights Agreement. Notwithstanding the foregoing provisions of this Section 4.2, a Holder may not make a Transfer to a Permitted Transferee if such Transfer has as a purpose the avoidance of or is otherwise undertaken in contemplation of avoiding the restrictions on Transfers in this Investor Rights Agreement (it being understood that the purpose of this provision includes prohibiting the Transfer to a Permitted Transferee (A) that has been formed solely to facilitate a material change with respect to who or which entities Beneficially Own the underlying Lock-Up Shares, or (B) followed by a change in the relationship between the Holder and the Permitted Transferee (or a change of control of such Holder or Permitted Transferee) after the Transfer with the result and effect that the Holder has indirectly made a Transfer of Lock-Up Shares by using a Permitted Transferee, which Transfer would not have been directly permitted under this Article IV had such change in such relationship occurred prior to such Transfer).

Article V
GENERAL PROVISIONS

Section 5.1 Assignment; Successors and Assigns; No Third Party Beneficiaries.

(a) Except as otherwise permitted pursuant to this Investor Rights Agreement, no Party may assign such Party’s rights and obligations under this Investor Rights Agreement, in whole or in part, without the prior written consent of the Principal Parties. Any such assignee may not again assign those rights and obligations, other than in accordance with this Article V. Any attempted assignment of rights or obligations in violation of this Article V shall be null and void ab initio.

(b) Prior to the expiration of the Lock-Up Period, to the extent applicable to a Holder, no Holder may Transfer such Holder’s rights or obligations under this Investor Rights Agreement in connection with a Transfer of such Holder’s Registrable Securities, in whole or in part, except in connection with a Transfer pursuant to Section 4.2. After the expiration of the Lock-up Period, to the extent applicable to a Holder, the Holder may Transfer such Holder’s rights or obligations under this Investor Rights Agreement in connection with a Transfer of such Holder’s Registrable Securities, in whole or in part, to (x) any of such Holder’s Permitted Transferees (other than any charitable organization), or (y) any Person with the prior written consent of PubCo. Any Transferee of Registrable Securities (other than pursuant to an effective registration statement under the Securities Act, pursuant to a Rule 144 transaction or pursuant to any Distribution) shall, except as otherwise expressly stated herein, have all the rights and be subject to all of the obligations of the Transferor Holder under this Investor Rights Agreement and shall be required, at the time of and as a condition to such Transfer, to become a party to this Investor Rights Agreement by executing and delivering a joinder in the form attached to this Investor Rights Agreement as Exhibit A. Unless a Transfer of Registrable Securities by a Holder is made in accordance with the terms and conditions of this Investor Rights Agreement, no such Transfer shall be registered on PubCo’s books and records and such Transfer of Registrable Securities shall be null, void and of no legal effect whatsoever.

(c) All of the terms and provisions of this Investor Rights Agreement shall be binding upon, and inure to the benefit of, the Parties and their respective and permitted successors, assigns, heirs, executors and legal representatives.

(d) Nothing in this Investor Rights Agreement, express or implied, is intended to confer upon any Person other than the Parties any rights or remedies. This Investor Rights Agreement does not create any third-party beneficiaries hereto.

Section 5.2 Termination. Article II shall terminate automatically (without any action by any Party) as to the Principal Parties at such time at which such Party no longer has the right to designate an individual for nomination to the Board under this Investor Rights Agreement. Except for Section 3.6 (which section shall terminate at such time as the Principal Parties and their Permitted Transferees are no longer entitled to any rights pursuant to such section), Article III of this Investor Rights Agreement shall terminate as set forth in Section 3.12. The remainder of this Investor Rights Agreement shall terminate automatically (without any action by any Party) as to each Holder when such Holder, following the Closing Date, ceases to Beneficially Own any Registrable Securities; provided, that the provisions of Section 5.11, Section 5.12 and Section 5.13 shall survive any such termination with respect to such Holder. Notwithstanding anything herein to the contrary, in the event the Business Combination Agreement terminates in accordance with its terms prior to the Closing, this Investor Rights Agreement shall automatically terminate and be of no further force or effect, without any further action required by the Parties.

Section 5.3 Severability. If any provision of this Investor Rights Agreement is determined to be invalid, illegal or unenforceable by any Governmental Entity, the remaining provisions of this Investor Rights Agreement, to the extent permitted by Law, shall remain unaffected and in full force and effect.

Section 5.4 Entire Agreement; Amendments; No Waiver.

(a) This Investor Rights Agreement, together with the Exhibit to this Investor Rights Agreement, the Business Combination Agreement and all other Transaction Agreements (as such term is defined in the Business Combination Agreement), constitute the entire agreement among the Parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements, understandings and discussions, whether oral or written, relating to such subject matter. There are no warranties, representations or other agreements among the Parties in connection with such subject matter except as set forth herein and therein.

(b) No provision of this Investor Rights Agreement may be amended or modified, in whole or in part, at any time without the express written consent of (i) PubCo, (ii) for so long as any Principal Party collectively Beneficially Owns Common Shares representing 10% or more of the Common Shares Beneficially Owned by such Person immediately after the Closing, such Person and (iii) the Holders holding in the aggregate more than fifty percent (50%) of the total Registrable Securities Beneficially Owned by all Holders (in aggregate); provided, that any such amendment or modification that adversely and disproportionately affects any Holder or Holders, as compared to any other Holder or Holders, shall require the prior written consent of such Holders who Beneficially Own a majority of the Registrable Securities Beneficially Owned by all such Holders so adversely and disproportionately affected; provided, further that any amendment or modification to Article III, Article IV, Section 5.12, Section 5.13, Section 5.15 or this Section 5.4 that adversely affects any right granted to any Principal Party shall require the consent of such Principal Party; and provided, further that any amendment or modification to Article II that adversely affects any right granted to any Principal Party shall require the consent of such Principal Party.

(c) No waiver of any provision or default under, nor consent to any exception to, the terms of this Investor Rights Agreement shall be effective unless in writing and signed by the Party to be bound, and then only to the extent and specific purpose in the instance so provided.

Section 5.5 Counterparts; Electronic Delivery. This Investor Rights Agreement and any other agreements, certificates, instruments and documents delivered pursuant to this Investor Rights Agreement may be executed and delivered in one or more counterparts by fax, email or other electronic transmission, each of which shall be deemed an original and all of which shall be considered one and the same document. No Party shall raise the use of a fax machine or email to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a fax machine or email, as a defense to the formation or enforceability of a contract. Each Party forever waives any such defense. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Investor Rights Agreement or any document to be signed in connection with this Investor Rights Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature and physical delivery thereof, as the case may be. The parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

Section 5.6 Notices. All notices, demands and other communications to be given or delivered under this Investor Rights Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered (or, if delivery is refused, upon presentment) or received by email (with confirmation of transmission) prior to 5:00 p.m. eastern time on a Business Day and, if otherwise, on the next Business Day, (b) one (1) Business Day following sending by reputable overnight express courier (charges prepaid) or (c) three (3) Business Days following mailing by certified or registered mail, postage prepaid and return receipt requested. Unless another address is specified in writing pursuant to the provisions of this Section 5.6, notices, demands and other communications shall be sent to the addresses indicated below:

if to PubCo, to:

Clean Earth Acquisitions Corp.
12600 Hill Country Blvd, Building R, Suite 275
Bee Cave, Texas 78738
Attn:          Aaron Ratner
E-mail:      aaron@mightyskyllc.com

with a copy (which shall not constitute notice) to:

Proskauer Rose LLP
2029 Century Park East, Suite 2400
Los Angeles, CA 90067
Attention:  Will Chuchawat
Email:         WChuchawat@proskauer.com

if to Seller, to:

Alternus Energy Group Plc
Suite 9 & 10
Plaza 212
Blanchardstown Corporate Park 2
Dublin D15 R504
Ireland
Attn:           Tali Durant
E-mail:       td@alternusenergy.com

with a copy (which shall not constitute notice) to:

Carmel, Milazzo & Feil LLP
55 West 39th Street, 18th Floor
New York, NY 10018
Attn:            Ross D. Carmel, Esq.
E-mail:        rcarmel@cmfllp.com

if to Sponsor, to:

Clean Earth Acquisitions Sponsor, LLC
12600 Hill Country Blvd, Building R, Suite 275
Bee Cave, Texas 78738
Attn:            Alexander Greystoke
E-mail:       AlexHSC2@gmail.com

with a copy (which shall not constitute notice) to:

Proskauer Rose LLP
2029 Century Park East, Suite 2400
Los Angeles, CA 90067
Attention:  Will Chuchawat
Email:          WChuchawat@proskauer.com

Section 5.7 Governing Law; Waiver of Jury Trial; Jurisdiction.

(a) This Investor Rights Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (without reference to its choice of law rules).

(b) Any dispute, controversy, or claim based on, arising out of or relating to this Investor Rights Agreement, including its existence, validity, interpretation, performance, breach, or termination, or any dispute regarding non-contractual obligations arising out of or relating to this Investor Rights Agreement (each, a “Proceeding”) shall be referred to and finally resolved by confidential binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (“AAA”) then in effect (the “Rules”). The parties agree, that the expedited procedures of AAA shall apply to any dispute. The place of arbitration shall be New York, New York. There shall be one neutral arbitrator who shall be mutually agreed upon by the parties within twenty (20) days of receipt by respondent of a copy of the demand for arbitration. If any arbitrator is not appointed within the time limit provided herein, such arbitrator shall be appointed by the AAA in accordance with the listing, striking and ranking procedure in the Rules, with each party being given a limited number of strikes, except for cause. Any arbitrator appointed by AAA shall be a retired judge with no less than fifteen years of experience with corporate and limited partnership matters and an experienced arbitrator. In rendering an award, the arbitrator shall be required to follow the laws of the state of Delaware. The award shall be in writing and must state the findings of fact and conclusions of law on which it is based. The award shall be final and binding upon the parties and shall be the sole and exclusive remedy between the parties regarding any claims, counterclaims, issues or accounting presented to the arbitrator. Judgment upon the award may be entered in any court of competent jurisdiction worldwide. Any reasonably costs or fees (including attorneys’ fees and expenses) incident to obtaining and enforcing the award shall be charged against the non-prevailing party in the arbitration. The arbitrator shall agree to (i) hold any information received during the arbitration in the strictest of confidence and (ii) not disclose to any non-party the existence, contents or results of the arbitration or any other information about such arbitration. The content of the arbitration (including any information about the evidence adduced or the documents produced in the arbitration proceedings, or about the existence, contents or results of the proceeding) shall be considered Confidential Information, except as may be required in aid of arbitration or for enforcement of an arbitral award. The arbitrator shall determine what discovery will be permitted, consistent with the goal of reasonably controlling the cost and time of the process. For the avoidance of doubt, a request by a party to a court of competent jurisdiction for interim measures solely as necessary to preserve such party’s rights pending arbitration or to compel or enforce arbitration, or other equitable relief, shall not be deemed incompatible with, or a waiver of, the agreement to arbitrate in this Section 5.7(b).

Section 5.8 Specific Performance. The parties hereto acknowledge that money damages may not be an adequate remedy at law if any Party fails to perform any of its obligations hereunder and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to seek an injunction or similar equitable relief restraining such party from committing or continuing any such breach or threatened breach and to seek compelling specific performance of the obligations of any other party under this Investor Rights Agreement, without the posting of any bond.. No remedy shall be exclusive of any other remedy, and all available remedies shall be cumulative.

Section 5.9 Subsequent Acquisition of Shares. Any Equity Securities of PubCo acquired subsequent to the Effective Date by a Holder shall be subject to the terms and conditions of this Investor Rights Agreement. Such shares shall be considered to be “Registrable Securities” as such term is used in this Investor Rights Agreement.

Section 5.10 Consents, Approvals and Actions. If any consent, approval or action of a Party is required or permitted at any time pursuant to this Investor Rights Agreement, such consent, approval or action shall be deemed given if confirmed in writing by a duly authorized representative of the Party.

Section 5.11 Not a Group; Independent Nature of Holders’ Obligations and Rights. The Holders and PubCo agree that the arrangements contemplated by this Investor Rights Agreement are not intended to constitute the formation of a “group” (as defined in Section 13(d)(3) of the Exchange Act). Each Holder agrees that, for purposes of determining beneficial ownership of such Holder, it shall disclaim any beneficial ownership by virtue of this Investor Rights Agreement of PubCo’s Equity Securities owned by the other Holders. PubCo agrees to recognize such disclaimer in its Exchange Act and Securities Act reports. The obligations of each Holder under this Investor Rights Agreement are several and not joint with the obligations of any other Holder. No Holder shall be responsible in any way for the performance of the obligations of any other Holder under this Investor Rights Agreement. Nothing contained herein, and no action taken by any Holder pursuant hereto, shall be deemed to constitute the Holders as, and PubCo acknowledges that the Holders do not so constitute, a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Holders are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by this Investor Rights Agreement. PubCo acknowledges that the Holders are not acting in concert or as a group, and PubCo shall not assert any such claim, with respect to such obligations or the transactions contemplated by this Investor Rights Agreement. Subject to Section 5.17, the decision of each Holder to enter into this Investor Rights Agreement has been made by such Holder independently of any other Holder. Subject to Section 5.17, each Holder acknowledges that no other Holder has acted as agent for such Holder in connection with such Holder making its investment in PubCo and that no other Holder will be acting as agent of such Holder in connection with monitoring such Holder’s investment in the Common Shares or enforcing its rights under this Investor Rights Agreement. PubCo and each Holder confirms that each Holder has had the opportunity to independently participate with PubCo and its Subsidiaries in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Investor Rights Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose. The use of a single agreement to effectuate the rights and obligations contemplated hereby was done solely for the convenience of the Parties and not because it was required to do so by any Holder. It is expressly understood and agreed that each provision contained in this Investor Rights Agreement is between PubCo and a Holder solely, and not between PubCo and Holders collectively, or between and amongst Holders.

Section 5.12 Other Business Opportunities.

(a) The Parties expressly acknowledge and agree that, subject to any fiduciary duty that Sponsor Directors or Seller Directors have under applicable law, except as limited by applicable Law: (i) each of Sponsor and Seller (including (A) their respective Affiliates, (B) any company in which they have made a debt or equity investment (and vice versa) or (C) any of their respective limited partners, non-managing members or other similar direct or indirect investors), and the Sponsor Directors and the Seller Directors, (1) has the right to, and shall have no duty not to, directly or indirectly engage in and possess interests in other business ventures of every type and description, including those engaged in the same or similar business activities or lines of business as PubCo or any of its Subsidiaries or deemed to be competing with PubCo or any of its Subsidiaries, on its own account, or in partnership with, or as an employee, officer, director or shareholder of any other Person with no obligation to offer to PubCo or any of its Subsidiaries or any other Holder the right to participate therein; (2) may invest in, or provide services to, any Person that directly or indirectly competes with PubCo or any of its Subsidiaries; and (3) in the event that Sponsor or Seller (including (A) their respective Affiliates, (B) any company in which they have made a debt or equity investment (and vice versa) or (C) any of their respective limited partners, non-managing members or other similar direct or indirect investors), a Sponsor Director or a Seller Director, respectively, acquires knowledge of a potential transaction or matter that may be a corporate or other business opportunity for PubCo or any of its Subsidiaries, such Person shall have no duty to communicate or present such corporate opportunity to PubCo or any of its Subsidiaries or any other Holder, as the case may be.. For the avoidance of doubt, the Parties acknowledge that this paragraph is intended to disclaim and renounce, to the fullest extent permitted by applicable Law, any right of PubCo or any of its Subsidiaries with respect to the matters set forth herein, and this paragraph shall be construed to effect such disclaimer and renunciation to the fullest extent permitted by law.

(b) Each of the Parties hereby, so long as there is no breach of this Investor Rights Agreement in connection with the below, to the fullest extent permitted by applicable Law:

(i) confirms that none of Sponsor or Seller (nor any of their respective Affiliates) have any duty to PubCo or any of its Subsidiaries or to any other Holder other than the specific covenants and agreements set forth in this Investor Rights Agreement or any other agreement entered into by such Party;

(ii) acknowledges and agrees that (A) in the event of any conflict of interest between PubCo or any of its Subsidiaries, on the one hand, and Sponsor or Seller or any of their respective Affiliates (or any Sponsor Director or Seller Director acting in his or her capacity as such), on the other hand, Sponsor or Seller or applicable Affiliates (or any Sponsor Director or Seller Director acting in his or her capacity as a director) may act in its best interest and (B) none of Sponsor or Seller or any of their respective Affiliates or any Sponsor Director or Seller Director acting in his or her capacity as a director, shall be obligated (1) to reveal to PubCo or any of its Subsidiaries confidential information belonging to or relating to the business of such Person or any of its Affiliates or (2) to recommend or take any action in its capacity as a direct or indirect shareholder or director, as the case may be, that prefers the interest of PubCo or its Subsidiaries over the interest of such Person; and

(iii) waives any claim or cause of action against Sponsor and Seller and any of their respective Affiliates, and any officer, employee, agent or Affiliate of any such Person that may from time to time arise in respect of a breach by any such person of any duty or obligation disclaimed under Section 5.12(b)(i) or Section 5.12(b)(ii).

(c) Each of the Parties agrees that the waivers, limitations, acknowledgments and agreements set forth in this Section 5.12 shall not apply to any alleged claim or cause of action against Sponsor based upon the breach or nonperformance by Sponsor of this Investor Rights Agreement or any other agreement to which Sponsor is a party.

(d) The provisions of this Section 5.12, to the extent that they restrict the duties and liabilities of Sponsor or Seller or any of their respective Affiliates or any Sponsor Director or Seller Director otherwise existing at law or in equity, are agreed by the Parties to replace such other duties and liabilities of Sponsor or Seller or any of their respective Affiliates or any such Sponsor Director or Seller Director to the fullest extent permitted by applicable Law.

Section 5.13 Indemnification; Exculpation.

(a) PubCo will, and PubCo will cause each of its Subsidiaries to, jointly and severally indemnify, exonerate and hold the Holders and each of their respective direct and indirect partners, equityholders, members, managers, Affiliates, directors, officers, shareholders, fiduciaries, managers, controlling Persons, employees, representatives and agents and each of the partners, equityholders, members, Affiliates, directors, officers, fiduciaries, managers, controlling Persons, employees and agents of each of the foregoing (collectively, the “Holder Indemnitees”) free and harmless from and against any and all actions, causes of action, suits, claims, liabilities, losses, damages and costs and out-of-pocket expenses in connection therewith (including reasonable attorneys’ fees and expenses) incurred by the Holder Indemnitees or any of them before or after the date of this Investor Rights Agreement (collectively, the “Indemnified Liabilities”), arising out of any action, cause of action, suit, litigation, investigation, inquiry, arbitration or claim (each, an “Action”) arising or relating to, (i) any Holder’s or its Affiliates’ ownership of Equity Securities of PubCo or any of its Subsidiaries or (ii) the business, operations, properties, assets or other rights or liabilities of PubCo or any of its Subsidiaries; provided, that the foregoing indemnity shall not apply to any such Indemnified Liabilities (x) to the extent such Indemnified Liabilities arise out of any breach of this Investor Rights Agreement by such Holder Indemnitee or its Affiliates or other related Persons or the breach of any fiduciary or other duty or obligation of such Holder Indemnitee to its direct or indirect equity holders, creditors or Affiliates, (y) to the extent such control or the ability to control PubCo or any of its Subsidiaries derives from such Holder’s or its Affiliates’ capacity as an officer or director of PubCo or any of its Subsidiaries or (z) to the extent such Person’s Cause relates to, causes, gives rise to, results in, or affects such Indemnified Liabilities; provided, however, that if and to the extent that the foregoing undertaking may be unavailable or unenforceable for any reason, PubCo will, and will cause its Subsidiaries to, make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law. For the purposes of this Section 5.13, any limitation to the indemnity described above shall be deemed to apply only after a final non-appealable judgment of a court or arbiter of competent jurisdiction to such effect, in which case to the extent any such limitation is so determined to apply to any Holder Indemnitee as to any previously advanced indemnity payments made by PubCo or any of its Subsidiaries, then such payments shall be promptly repaid by such Holder Indemnitee to PubCo and its Subsidiaries. The rights of any Holder Indemnitee to indemnification hereunder will be in addition to any other rights any such Person may have under any other agreement or instrument to which such Holder Indemnitee is or becomes a party or is or otherwise becomes a beneficiary or under law or regulation or under the organizational or governing documents of PubCo or its Subsidiaries.

(b) PubCo will, and will cause each of its Subsidiaries to, jointly and severally, reimburse any Holder Indemnitee for all reasonable costs and expenses (including reasonable attorneys’ fees and expenses and any other litigation-related expenses) as they are incurred in connection with investigating, preparing, pursuing, defending or assisting in the defense of any Action for which the Holder Indemnitee would be entitled to indemnification under the terms of this Section 5.13, or any action or proceeding arising therefrom, whether or not such Holder Indemnitee is a party thereto. PubCo or its Subsidiaries, in the defense of any Action for which a Holder Indemnitee would be entitled to indemnification under the terms of this Section 5.13, may, without the consent of such Holder Indemnitee, consent to entry of any judgment or enter into any settlement if and only if it (i) includes as a term thereof the giving by the claimant or plaintiff therein to such Holder Indemnitee of an unconditional release from all liability with respect to such Action, (ii) other than with respect to the settlement itself does not impose any other limitations (equitable or otherwise) on such Holder Indemnitee, and (iii) does not include a statement as to or an admission of fault or culpability by or on behalf of such Holder Indemnitee.

(c) PubCo acknowledges and agrees that PubCo shall, and to the extent applicable shall cause its Subsidiaries (including, for purposes hereof, any applicable insurance) to, be fully and primarily responsible for the payment to any Holder Indemnitee in respect of Indemnified Liabilities in connection with any Jointly Indemnifiable Claims (as defined below), For purposes of indemnification under the Investor Rights Agreement, under no circumstance shall PubCo or any of its Subsidiaries be entitled to any right of subrogation or contribution by the Indemnitee-Related Entities and no right of advancement or recovery any Holder Indemnitee may have from the Indemnitee-Related Entities shall reduce or otherwise alter the rights of such Holder Indemnitee or the obligations of PubCo or any of its Subsidiaries under the Investor Rights Agreement. PubCo shall cause each of its Subsidiaries to perform the terms and obligations of this Section 5.13(c) as though each such Subsidiary were a party to this Investor Rights Agreement. For purposes of this Section 5.13(c), the term “Jointly Indemnifiable Claims” shall include, without limitation, any Indemnified Liabilities for which any Holder Indemnitee shall be entitled to indemnification from both (1) PubCo and/or any of its Subsidiaries pursuant to the Indemnification Sources, on the one hand, and (2) any Indemnitee-Related Entity pursuant to any other agreement between any Indemnitee-Related Entity and such Holder Indemnitee (or its Affiliates) pursuant to which such Holder Indemnitee is indemnified, the laws of the jurisdiction of incorporation or organization of any Indemnitee-Related Entity and/or the Organizational Documents of any Indemnitee-Related Entity, on the other hand.

(d) In no event shall any Holder Indemnitee be liable to PubCo or any of its Subsidiaries for any act, alleged act, omission or alleged omission that does not constitute willful misconduct or fraud of such Holder Indemnitee (as determined by a final, nonappealable determination of a court or arbiter of competent jurisdiction).

(e) Notwithstanding anything to the contrary contained in this Investor Rights Agreement, for purposes of this Section 5.13, the term Holder Indemnitees shall not include any Holder or its any of its partners, equityholders, members, Affiliates, directors, officers, fiduciaries, managers, controlling Persons, employees and agents or any of the partners, equityholders, members, Affiliates, directors, officers, fiduciaries, managers, controlling Persons, employees and agents of any of the foregoing who is an officer or director of PubCo or any of its Subsidiaries in such capacity as officer or director. Such officers and directors are, or will be, subject to separate indemnification in such capacities through this Investor Rights Agreement and/or the Organizational Documents of PubCo and its Subsidiaries.

(f) The rights of any Holder Indemnitee to indemnification pursuant to this Section 5.13 will be in addition to any other rights any such Person may have under any other section of this Investor Rights Agreement. This Investor Rights Agreement does not limit or forestall any other indemnity agreement or similar instrument to which such Holder Indemnitee is or becomes a party or is or otherwise becomes a beneficiary or under law or regulation or under the Organizational Documents of PubCo or any of its Subsidiaries.

Section 5.14 Representations and Warranties of the Parties. Each of the Parties hereby represents and warrants to each of the other Parties as follows:

(a) Such Party, to the extent applicable, is duly organized or incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization or incorporation and has all requisite organizational power and authority to conduct its business as it is now being conducted and is proposed to be conducted.

(b) Such Party has the full organizational power, authority and legal right to execute, deliver and perform this Investor Rights Agreement. The execution, delivery and performance of this Investor Rights Agreement have been duly authorized by all necessary organizational action, corporate or otherwise, of such Party. This Investor Rights Agreement has been duly executed and delivered by such Party and constitutes its, his or her legal, valid and binding obligation, enforceable against it, him or her in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally.

(c) The execution and delivery by such Party of this Investor Rights Agreement, the performance by such Party of its, his or her obligations hereunder by such Party does not and will not violate (i) in the case of Parties who are not individuals, any provision of its by-laws, charter, articles of association, partnership agreement or other similar organizational document, (ii) any provision of any material agreement to which it, he or she is a Party or by which it, he or she is bound or (iii) any law, rule, regulation, judgment, order or decree to which it, he or she is subject.

(d) Such Party is not currently in violation of any law, rule, regulation, judgment, order or decree, which violation could limit, impede or obstruct such Party’s ability to enter into this Investor Rights Agreement or to perform its, his or her obligations hereunder.

(e) There is no pending legal action, suit or proceeding that would adversely affect the ability of such Party to enter into this Investor Rights Agreement or to perform its, his or her obligations hereunder.

Section 5.15 No Third-Party Liabilities. This Investor Rights Agreement may only be enforced against the named parties hereto. All claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to any of this Investor Rights Agreement, or the negotiation, execution or performance of this Investor Rights Agreement (including any representation or warranty made in or in connection with this Investor Rights Agreement or as an inducement to enter into this Investor Rights Agreement), may be made only against the Persons that are expressly identified as parties hereto, as applicable; and no past, present or future direct or indirect director, officer, employee, incorporator, member, partner, shareholder, Affiliate, portfolio company in which any such Party or any of its Affiliates have made a debt or equity investment (and vice versa), agent, attorney or representative of any Party hereto (including any Person negotiating or executing this Investor Rights Agreement on behalf of a Party hereto), unless a Party to this Investor Rights Agreement, shall have any liability or obligation with respect to this Investor Rights Agreement or with respect any claim or cause of action (whether in contract or tort) that may arise out of or relate to this Investor Rights Agreement, or the negotiation, execution or performance of this Investor Rights Agreement (including a representation or warranty made in or in connection with this Investor Rights Agreement or as an inducement to enter into this Investor Rights Agreement). Nothing in this Section 5.15 shall affect the rights or obligations or the enforcement thereof under the Business Combination Agreement or any other agreement entered into in connection therewith. In the event of any conflict, discrepancy or ambiguity between this Investor Rights Agreement and the Business Combination Agreement (including any other agreement entered into in connection therewith), the latter shall prevail, control and govern for the purposes of such conflict, discrepancy or ambiguity.

Section 5.16 Legends. Without limiting the obligations of PubCo set forth herein, each of the Holders acknowledges that (i) no Transfer, hypothecation or assignment of any Registrable Securities Beneficially Owned by such Holder may be made except in compliance with applicable federal and state securities Laws and (ii) PubCo may (x) place customary restrictive legends on the certificates or book entries representing the Registrable Securities subject to this Investor Rights Agreement and (y) remove such restrictive legends at the time the applicable Transfer and other restrictions contemplated thereby are no longer applicable to the Registrable Securities represented by such certificates or book entries.

Section 5.17 Adjustments. If there are any changes in the Common Shares as a result of share split, share sub-division, share dividend, combination, redesignation or reclassification, or through merger, consolidation, recapitalization or other similar event, appropriate adjustment shall be made in the provisions of this Investor Rights Agreement, as may be required, so that the rights, privileges, duties and obligations under this Investor Rights Agreement shall continue with respect to the Common Shares as so changed.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the Parties has duly executed this Investor Rights Agreement as of the Effective Date.

PUBCO:
CLEAN EARTH ACQUISITIONS CORP.

By:	/s/ Aaron Ratner
Name: Aaron Ratner
Title: Chief Executive Officer

SPONSOR:
CLEAN EARTH ACQUISITIONS SPONSOR, LLC

By:	/s/ Martha F. Ross
Name: Martha F. Ross
Title: Representive for Sponsor

SELLER:
ALTERNUS ENERGY GROUP PLC

By:	/s/ Vincent Browne
Name: Vincent Browne
Title: Chief Executive Officer

Exhibit A
Form of Joinder

This Joinder (this “Joinder”) to the Investor Rights Agreement, made as of [___________], is between (“Transferor”) and (“Transferee”).

WHEREAS, as of the date hereof, Transferee is acquiring Registrable Securities (the “Acquired Interests”) from Transferor;

WHEREAS, Transferor is a party to that certain Investor Rights Agreement, dated as of [___________], 2022, among [________] ( “PubCo”) and the other persons party thereto (the “Investor Rights Agreement”); and

WHEREAS, Transferee is required, at the time of and as a condition to such Transfer, to become a party to the Investor Rights Agreement by executing and delivering this Joinder, whereupon such Transferee will be treated as a Party (with the same rights and obligations as the Transferor) for all purposes of the Investor Rights Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

Section 1.1 Definitions. To the extent capitalized words used in this Joinder are not defined in this Joinder, such words shall have the respective meanings set forth in the Investor Rights Agreement.

Section 1.2 Acquisition. The Transferor hereby Transfers to the Transferee all of the Acquired Interests.

Section 1.3 Joinder. Transferee hereby acknowledges and agrees that (a) such Transferee has received and read the Investor Rights Agreement, (b) such Transferee is acquiring the Acquired Interests in accordance with and subject to the terms and conditions of the Investor Rights Agreement and (c) such Transferee will be treated as a Party (with the same rights and obligations as the Transferor) for all purposes of the Investor Rights Agreement.

Section 1.4 Notice. Any notice, demand or other communication under the Investor Rights Agreement to Transferee shall be given to Transferee at the address set forth on the signature page hereto in accordance with Section 5.6 of the Investor Rights Agreement.

Section 1.5 Governing Law. This Joinder shall be governed by and construed in accordance with the internal Laws of the State of Delaware (without reference to its choice of Law rules).

Section 1.6 Counterparts; Electronic Delivery. This Joinder may be executed and delivered in one or more counterparts, by fax, email or other electronic transmission, each of which shall be deemed an original and all of which shall be considered one and the same agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Joinder or any document to be signed in connection with this Joinder shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or physical delivery thereof, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Joinder has been duly executed and delivered by the parties as of the date first above written.

[TRANSFEROR]

By:
Name:
Title:

[TRANSFEREE]

By:
Name:
Title:

Address for notices: